Exhibit 99.1

GrowLife Announces Change in Board Members

Company Interviewing Qualified Independent Board Candidates

SEATTLE, Wash.--(BUSINESS WIRE)—March 9, 2016 -- GrowLife, Inc. (OTCBB: PHOT), one of the nation’s most recognized cultivation service providers, announced today that the GrowLife board of directors has accepted the resignation of Mr. Brad Fretti and Ms. Tara Antal, appointees approved by its secured lender.  GrowLife is currently soliciting interest from qualified independent board member candidates, as agreed in the derivative agreement, filed on June 17, 2015 and found on the SEC.gov website.  The SEC filing link to the qualifications may also be found on the Company’s home page at www.growlifeinc.com.

“We have received interest from many qualified professionals and are preparing to put forward a slate of board director candidates for election by PHOT shareholders at the upcoming shareholder meeting, which will be announced in the near future” stated Marco Hegyi, GrowLife president and Chairman of the Board’s Nominating Committee.  “With PHOT’s resumed public market trading, GrowLife is working on increasing shareholder value by strengthening its financial position and expanding its market presence.” Mr. Hegyi continued. “Mr. Hegyi continued.  “We are in the midst of reviewing many financing alternatives along with several potential acquisitions.”

For more information about GrowLife, please visit: www.growlifeinc.com. Additional commentary on the Company as well as the industry is also provided on Mr. Hegyi’s blog.

About GrowLife, Inc.

GrowLife, Inc. (PHOT) (www.growlifeinc.com) aims to become the nation’s largest cultivation service provider for cultivating organics, herbs and greens and plant-based medicines. Our mission is to best serve more cultivators in the design, build-out and expansion of their facilities with products of high quality, exceptional value and competitive price. Through a nationwide network of local representative, regional centers and its e-Commerce team, GrowLife provides essential goods and services including media (farming soil), industry-leading hydroponics equipment, plant nutrients, and thousands more products to specialty grow operations in 17 states. GrowLife is headquartered in Seattle, WA and was founded in 2012.

Cautionary Language Concerning Forward-Looking Statements

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for GrowLife’s products, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, and other information that may be detailed from time-to-time in GrowLife’s filings with the United States Securities and Exchange Commission. Examples of such forward-looking statements in this release include statements regarding future sales, costs and market acceptance of products as well as regulatory actions at the State or Federal level. For a more detailed description of the risk factors and uncertainties affecting GrowLife, Inc. please refer to the Company’s Securities and Exchange Commission filings, which are available at www.sec.gov. GrowLife, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Marco Hegyi

GrowLife, Inc.

Media Relations/Investor Relations:

GrowLife Communication Team

866-781-5559

info@growlifeinc.com